SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES AND EXCHANGE ACT OF 1934
March 16, 2011
Date of Report (Date of earliest event report)
ROYAL BANCSHARES OF PENNSYLVANIA, INC.
(Exact name of registrant as specified in its charter)
PENNSYLVANIA
(State or Other Jurisdiction of Incorporation)

0-26366	23-2812193

(Commission File Number)	(IRS Employer Identification Number)

732 Montgomery Avenue, Narberth, Pennsylvania	19072

(Address of Principal Executive Office)	(Zip Code)
610-668-4700
(Issuer’s telephone number, including area code)
N/A
(Former Name or Former Address, if Change Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
     (d) On March 16, 2011, the board of directors of Royal Bancshares of Pennsylvania, Inc. (“Royal”) elected William R. Hartman to the board of directors as a Class II director with a term expiring at the annual meeting of shareholders in 2013. He has also been appointed a director of Royal Bank America, a wholly-owned banking subsidiary of Royal (the “Bank”). Mr. Hartman will serve on the nominating and governance, compensation, and capital committees of the board of directors. Mr. Hartman will be compensated for his service as a director on the same basis as other non-employee directors of Royal and the Bank, including retainers, board fees and chairperson fees, and the eligibility to receive stock-based awards and other compensation paid to Royal’s directors. There have been no transactions within the last fiscal year, or any currently proposed transactions, in which Royal or the Bank was or is to be a participant and in which Mr. Hartman has or had a direct or indirect material interest which would be required to be reported under Item 404(a) of Regulation S-K.
SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Royal Bancshares of Pennsylvania, Inc.
Dated: March 21, 2011	/s/ James J. McSwiggan, Jr.
James J. McSwiggan, Jr.
Chief Operating Officer